UNITED STATES
        SECURITIES AND EXCHANGE COMMISSION
            WASHINGTON, D.C.  20549




                               FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  MARCH 19, 1997

                                INAMED CORPORATION

            (Exact name of registrant as specified in its charter)

FLORIDA                         1-9741                      59-0920629
(State or other jurisdiction    (Commission                 (I.R.S. Employer
of Incorporation)                File Number)               Identification No.)


3800 Howard Hughes Parkway
Suite 900
LAS VEGAS, NEVADA                                 89109
(address of principal executive offices)          Zip Code


Registrant's telephone number, including area code:  702-791-3388

                                            N/A
         (former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

            On April 1, 1997, the Company issued a press released announcing that the Board of Directors set July 1, 1997 as the date for the Company's annual shareholder meeting. In the release the Company also announced certain management and director changes including that Michael D. Farney resigned as Director and Chief Financial Officer of the Company; that Donald K. McGhan has assumed the role of Chief Executive Officer and Jim J. McGhan has been appointed President and a Director. Harrison E. Bull, Esq., Richard Talley and John E. Williams, M.D., F.A.C.S. were appointed Directors of the Company. Willem Oost-Lievense, who had served as the Company's Chief Financial Officer, left INAMED as of March 19, 1997. Samuel L. Simmons, Jr., Vice President of Finance was appointed Treasurer and along with Karyn G. Hyland-Cotto, INAMED's Financial Controller, will assume responsibility for the Company's financial reporting. Jeff J. Barber has been promoted to Executive Vice President and Director of Corporate Development.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)  Financial Statements of Business Acquired.
                 Not applicable

            (b)  Pro Forma Financial Information
                 Not applicable

            (c)  Exhibits
                 See Exhibit Index.

            The following exhibits are filed as part of this report:

            Exhibit     Exhibit                 Sequential
            NUMBER      DESCRIPTION             PAGE NUMBER

            99.1        Press Release           4

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INAMED CORPORATION
                                    a Florida corporation
                                    (Registrant)


Date: April 1, 1997                 By:  /S/ DONALD K. MCGHAN
                                          Donald K. McGhan
                                          Chairman and Chief Executive Officer

                                                                EXHIBIT 99.1
                               PRESS RELEASE

COMPANY CONTACT:    Donald K. McGhan, Chairman, C.E.O
                              (702) 791-3388

AGENCY CONTACT:     Jimmy Caplan
                              (805) 569-0076


               INAMED CORPORATION SETS SHAREHOLDERS' MEETING
        COMPANY ANNOUNCES APPOINTMENT OF NEW OFFICERS AND DIRECTORS


LAS VEGAS -- April 1, 1997 - INAMED Corporation (NASDAQ: IMDC; PSE: INA), headquartered here, today announced that the board of directors set July 1, 1997 as the date for the company's annual shareholders' meeting. The meeting will be held at 9:00 a.m. PDT at the Four Seasons Hotel in Santa Barbara, California. The company also announced that the board had established April 21, 1997 as the record date for the meeting.

 The company also announced on March 31, 1997, Michael D. Farney resigned his position as Director and Chief Executive Officer of the company. Mr. Farney will continue to serve the company as an outside consultant and will focus his efforts exclusively on resolving the company's breast implant litigation. Donald K. McGhan, who remains Chairman of the company, has assumed the role of Chief Executive Officer. Jim J. McGhan has been appointed President and Director of INAMED Corporation and will continue to serve as Chief Executive Officer of McGhan Medical Corporation, INAMED Corporation's primary subsidiary.

INAMED Corporation also announced that the following three individuals were appointed outside directors of the company: Harrison E. Bull, Esq., of Santa Barbara, California, W. Richard Talley of Irvine, California, and John E. Williams, M.D., F.A.C.S. of Los Angeles, California. They join Donald K. McGhan and Jim J. McGhan on the company's expanded five-member board of directors.

The company further announced that Willem Oost-Lievense, who had served as the company's Chief Financial Officer, left INAMED on March 19, 1997. Samuel L. Simmons, Jr., who is and remains Vice President of Finance, was appointed Treasurer of the company and, along with Karyn G. Hyland-Cotto, Inamed's Financial Controller, will assume responsibility for the company's financial reporting. Additionally, Jeff J. Barber has been promoted to Executive Vice President and Director of Corporate Development.

The Company also announced that due to efforts necessary to amend the company's S-3 registration statement, INAMED Corporation filed a Form 12b-25 Notification of Late Filing today with the Securities and Exchange Commission relating to its 1996 10-K. The company will file its 1996 10-K on or before April 15, 1997.

Inamed Corporation is a medical and surgical device company with 23 operating subsidiaries Worldwide. The company develops, manufactures and markets medical devices for the plastic and reconstructive surgery, bariatric surgery, and general surgery markets.